UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 3, 2014

CENTURY CASINOS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	0-22900	84-1271317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

455 E Pikes Peak Ave, Suite 210, Colorado Springs, CO	80903
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)  On November 3, 2014, Century Casinos, Inc. (the “Company”) amended the Employment Agreements (the “Employment Agreements”) that initially were entered into on February 18, 2003 between the Company and each of Dr. Erwin Haitzmann, Chairman of the Board of Directors of the Company (the “Board”) and Co CEO of the Company, and Mag. Peter Hoetzinger, Vice Chairman of the Board, President and Co CEO of the Company. Each Employment Agreement was amended to extend the term of the Employment Agreement to December 31, 2019. The amendments to the Employment Agreements (the “Amendments”) have been approved by the Compensation Committee of the Board.

The foregoing summary of the Amendments is subject to, and qualified in its entirety by the complete text of the Amendments, which are attached as Exhibit 10.1 and 10.2 hereto and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1Amendment No. 4 to Employment Agreement by and between Century Casinos, Inc. and Erwin Haitzmann, effective November 3, 2014.

10.2Amendment No. 4 to Employment Agreement by and between Century Casinos, Inc. and Peter Hoetzinger, effective November 3, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Century Casinos, Inc.
(Registrant)

Date: November 11, 2014	By : /s/ Margaret Stapleton
Margaret Stapleton
Executive Vice President and Principal Financial/Accounting Officer